     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2000



                                                      REGISTRATION NO. 333-38436

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO

                                    FORM F-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                       SANTA FE INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                     CAYMAN ISLANDS                                              98-0108989
             (State or other jurisdiction of                                  (I.R.S. Employer
             incorporation or organization)                                  Identification No.)

                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                            DALLAS, TEXAS 75240-2648
                                 (972) 701-7300
                              (972) 701-7737 (FAX)
   (Address and telephone number of Registrant's principal executive offices)

                          CARY A. MOOMJIAN, JR., ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SANTA FE INTERNATIONAL CORPORATION
                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                            DALLAS, TEXAS 75240-2648
                                 (972) 701-7890
                              (972) 701-7892 (FAX)
           (Name, address and telephone number of agent for service)

                          Copies of Communications to:


    WILLIAM L. BOEING, ESQ.        ANDREW D. SOUSSLOFF, ESQ.        MATTHEW J. MALLOW, ESQ.
     HAYNES AND BOONE, LLP            SULLIVAN & CROMWELL       SKADDEN, ARPS, SLATE, MEAGHER &
  1600 N. COLLINS, SUITE 2000          125 BROAD STREET                    FLOM LLP
    RICHARDSON, TEXAS 75080        NEW YORK, NEW YORK 10004            FOUR TIMES SQUARE
        (972) 680-7550                  (212) 558-4000             NEW YORK, NEW YORK 10036
     (972) 680-7551 (FAX)            (212) 558-3588 (FAX)               (212) 735-3000
                                                                     (212) 735-2000 (FAX)


    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses of this offering are estimated to be as follows:

SEC registration fee...................................   $  323,903
NASD filing fee........................................       30,500
NYSE listing fee.......................................      120,750
Legal fees and expenses................................      740,000
Accounting fees and expenses...........................       50,000
Printing and engraving expenses........................      350,000
Miscellaneous..........................................       84,847
                                                          ----------
          Total:.......................................   $1,700,000

     All of these expenses, except for the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee, represent estimates only. Santa Fe International Corporation is paying all of these expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Companies Law (2000 Revision) of the Cayman Islands does not have specific restrictions governing a company's ability to indemnify its officers or directors. However, under Cayman Islands case law, a company may indemnify its directors and officers unless the director or officer has engaged in fraud or willful default in exercising his duties of care and skill to the company.

     Our articles of association require that we indemnify our officers and directors against liabilities or expenses actually and reasonably incurred by specific individuals under particular circumstances. These individuals include any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. The litigation must involve his actions as our director, officer, employee, agent or his actions in some other way on our behalf. The litigation may be civil, criminal, administrative or investigative and may include an action by us or in the right of us. Under these circumstances, we will indemnify the individual to the full extent permitted by law, except for willful default or fraud. We will also advance the expenses of defending the litigation to the full extent permitted by law. Our indemnification and advancement of expenses are not exclusive of other rights to indemnification or advancement of expenses allowed by law or otherwise.

     We indemnify our directors and officers against specific liabilities under our directors and officers liability insurance policy. Except for some policy terms, conditions and exclusions, we cover losses that the insureds become legally obligated to pay because of claims first made against the insureds. These losses must be made during the policy period and result from wrongful acts that are actually or allegedly caused, committed or attempted by the insureds before the end of the policy period. Wrongful acts include any actual or alleged error, misstatement, misleading statement or act, omission, neglect or breach of duty by the insureds while acting in their individual or collective capacities as our directors or officers.

     We are a party to indemnity agreements with our directors and some of our executive officers. Under these agreements, we will indemnify persons against specific liabilities due to their service as directors and/or officers. However, the actions that are the basis for the liabilities must have been made in good faith and with a reasonable belief that the actions were not opposed to our best interests. For criminal proceedings, the director or officer must have had reasonable cause to believe his conduct was lawful. The indemnity agreements are binding agreements that may not be modified unless by a signed writing executed by us and the indemnitee. We may occasionally enter into indemnity agreements with additional individuals who become our directors and/or officers.

     Under the underwriting agreement with the underwriters, we have agreed to indemnify the several underwriters against specific liabilities, including liabilities under the Securities Act of 1933 that may be incurred in connection with the offering made by the prospectus forming a part of this registration statement. The underwriters have also agreed to indemnify us and our directors and officers against similar liabilities. A copy of the underwriting agreement is filed as Exhibit 1.1 to this registration statement.

ITEM 16. EXHIBITS.

          +1.1           -- Form of Underwriting Agreement.
           4.1           -- Amended and Restated Memorandum of Association of the
                            Registrant.(1)
           4.2           -- Amended and Restated Articles of Association of the
                            Registrant.(1)
           4.3           -- Specimen of Ordinary Shares Certificate.(2)
         ++5.1           -- Opinion of Maples and Calder as to the legality of the
                            ordinary shares.
         ++8.1           -- Opinion of Mayer, Brown & Platt as to U.S. federal income tax matters relative to the ordinary shares.
         ++8.2           -- Opinion of Maples and Calder as to Cayman Islands tax
                            matters relative to the ordinary shares.
          10.1           -- Drilling Contract between Azerbaijan International
                            Operating Company and Santa Fe International Corporation,
                            executed on March 14, 2000, dated effective July 7,
                            1999.(3)
        ++23.1           -- Consent of Ernst & Young LLP, independent auditors.
        ++23.2           -- Consent of Maples and Calder (contained in Exhibits 5.1 and 8.2).
        ++23.3           -- Consent of Mayer, Brown & Platt (contained in Exhibit
                            8.1).
        ++24.1           -- Power of Attorney (contained in the signature page).

---------------

(1) Incorporated by reference to the Company's Registration Statement on Form F-1 (No. 333-6912) filed May 14, 1997.

(2) Incorporated by reference to the Company's Annual Report on Form 20-F for the fiscal year ended June 30, 1997.

(3) Incorporated by reference to Exhibit 10.38 to the Company's Report on Form 6-K for the month of May 2000.


 +  Filed herewith.



++  Previously filed.


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 20th day of June, 2000.


                                            SANTA FE INTERNATIONAL CORPORATION


                                            By: /s/ CARY A. MOOMJIAN, JR.

                                              ----------------------------------

                                                Name: Cary A. Moomjian, Jr.


                                                Title: Vice President, General
                                                       Counsel and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form F-3 has been signed on the 20th day of June, 2000 by the following persons on behalf of the Registrant in the capacities and on the dates indicated:



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 GORDON M. ANDERSON*                   Chairman of the Board and Director
-----------------------------------------------------
                 Gordon M. Anderson

               C. STEDMAN GARBER, JR.*                 President, Chief Executive Officer and
-----------------------------------------------------    Director (principal executive officer)
               C. Stedman Garber, Jr.

                  SEALS M. MCCARTY*                    Senior Vice President and Chief Financial
-----------------------------------------------------    Officer (principal financial and accounting
                  Seals M. McCarty                       officer)

                  RICHARD N. HAASS*                    Director
-----------------------------------------------------
                  Richard N. Haass

                KHALED R. AL-HAROON*                   Director
-----------------------------------------------------
                 Khaled R. Al-Haroon

               FERDINAND ANTON BERGER*                 Director
-----------------------------------------------------
               Ferdinand Anton Berger

                 STEPHEN J. SOLARZ*                    Director
-----------------------------------------------------
                  Stephen J. Solarz

                 NADER HAMAD SULTAN*                   Director
-----------------------------------------------------
                 Nader Hamad Sultan

                 MAHA A. R. RAZZUQI*                   Director
-----------------------------------------------------
                 Maha A. R. Razzuqi

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                  ROBERT E. WYCOFF*                    Director
-----------------------------------------------------
                  Robert E. Wycoff

              /s/ CARY A. MOOMJIAN, JR.                (Registrant's authorized representative in the
-----------------------------------------------------    U.S.)
                Cary A. Moomjian, Jr.



     Cary A. Moomjian, Jr., by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement on behalf of each of the above-named officers and directors of the Registrant on this 20th day of June, 2000, pursuant to powers of attorneys executed on behalf of each such officers and directors, and previously filed with the Securities and Exchange Commission.



*By:  /s/ CARY A. MOOMJIAN, JR.

     -------------------------------

          Cary A. Moomjian, Jr.


            Attorney-in-Fact

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          +1.1           -- Form of Underwriting Agreement.
           4.1           -- Amended and Restated Memorandum of Association of the
                            Registrant.(1)
           4.2           -- Amended and Restated Articles of Association of the
                            Registrant.(1)
           4.3           -- Specimen of Ordinary Shares Certificate.(2)
         ++5.1           -- Opinion of Maples and Calder as to the legality of the
                            ordinary shares.
         ++8.1           -- Opinion of Mayer, Brown & Platt as to U.S. federal income tax matters relative to the ordinary shares.
         ++8.2           -- Opinion of Maples and Calder as to Cayman Islands tax
                            matters relative to the ordinary shares.
          10.1           -- Drilling Contract between Azerbaijan International
                            Operating Company and Santa Fe International Corporation,
                            executed on March 14, 2000, dated effective July 7,
                            1999.(3)
        ++23.1           -- Consent of Ernst & Young LLP, independent auditors.
        ++23.2           -- Consent of Maples and Calder (contained in Exhibits 5.1 and 8.2).
        ++23.3           -- Consent of Mayer, Brown & Platt (contained in Exhibit
                            8.1).
        ++24.1           -- Power of Attorney (contained in the signature page).

---------------

(1) Incorporated by reference to the Company's Registration Statement on Form F-1 (No. 333-6912) filed May 14, 1997.

(2) Incorporated by reference to the Company's Annual Report on Form 20-F for the fiscal year ended June 30, 1997.

(3) Incorporated by reference to Exhibit 10.38 to the Company's Report on Form 6-K for the month of May 2000.


 +  Filed herewith.



++  Previously filed.